Exhibit 10.1

                              WEINER'S STORES, INC.


                     AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT


         This Amendment No. 3 (this "Amendment") to the Employment Agreement (as hereinafter defined), effective as of March 25, 1999, is by and between Weiner's Stores, Inc., a Delaware corporation (the "Company"), and Raymond J. Miller (the "Executive").


         WHEREAS, the Company and the Executive are party to that certain Employment Agreement dated as of February 24, 1995 (the "Original Employment Agreement"); and


         WHEREAS, the Company and the Executive are party to that certain Amendment No. 1 to Employment Agreement dated as of April 7, 1995 ("Amendment No. 1"), which amends the Original Employment Agreement; and


         WHEREAS, the Company and the Executive are party to that certain agreement dated as of May 1, 1997 ("Amendment No. 2"), which amends the Original Employment Agreement, as theretofore amended; and


         WHEREAS, the Company and the Executive desire to amend the Original Employment Agreement, as amended by Amendment No. 1 and Amendment No. 2 (as so amended, the "Employment Agreement"), as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

         Section 1.        Amendments.

                  (a) Section 4.4(d) of the Employment Agreement is hereby deleted and replaced with the following:

                  "If during the Term and during the period that is more than three (3) months but less than six (6) months following a Change in Control (as defined below), the Executive, upon not less than fourteen (14) days' written notice to the Company, resigns, then, in lieu of any further payment of Base Salary or any other compensation for which provision is made in
                  Section 3 herein, the Company shall pay the Executive the greater of $220,000 or an amount equal to his then Base Salary. For purposes of this Section 4.4(d), "Change in Control" shall mean (a) the disposition, whether by sale, merger, consolidation, etc. of all or substantially all of the Company's assets, unless in advance of any such disposition the Executive waives this provision in writing; (b) any person, entity or group (as the term "group" is defined in the rules and regulations relating to Section 13D of the Securities Exchange Act of 1934, as amended), other than Chase Bank of Texas, acquires 50% or more of the voting common stock of the Company; or (c) a contested proxy solicitation of Company stockholders that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in electing directors of the Company."

                  (b) Section 4.4 of the Employment Agreement is hereby further amended to add the following new Section 4.4(e):

                           "(e) Letter of Credit: The payments provided in
                  Sections 4.4(a) or 4.4(d) and any other compensation which the Executive has earned and which is due to the Executive and unpaid as of the Termination Date shall be secured during the Term and through the last date on which any payment earned during the Term is payable by: (a) a clean, irrevocable letter of credit in an amount sufficient to make the maximum payment possible under Section 4 which the Company shall procure by the later of May 15, 1999 or (b) within thirty (30) days prior

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                  to expiration of any letter of credit during the Term and
                  through the last date on which any payment earned during the Term is payable, a replacement letter of credit; or, in the alternative, cash collateral that gives the Executive protection equivalent to the letter of credit described in clause (a) of this Section 4.4(e)."

         Section 2.        General

                  (a) The Company and the Executive represent and warrant, each to the other, that the execution, delivery and performance of this Amendment by such party have been authorized by any and all requisite action by or on behalf of such party and will not violate or cause a default under any contract, agreement or instrument to which such party is a party or by which such party is bound.

                  (b) All references to "this Agreement" or "the Agreement" in the Employment Agreement shall be deemed to be references to the Employment Agreement, as amended by this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                            WEINER'S STORES, INC.
                                            By: /s/ Herbert R. Douglas
                                                -------------------------------
                                                Herbert R. Douglas
                                                President and
                                                Chief Executive Officer


                                                /s/ Raymond J. Miller
                                                -------------------------------
                                                Raymond J. Miller